UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                          Commission File No. 33-18978
                          ----------------------------

                         TEL-INSTRUMENT ELECTRONICS CORP
                 ----------------------------------------------
                (Name of Registrant as specified in its charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Persons who are to respond to the collection of information contained in this
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control number.

                         Tel-Instrument Electronics Corp
                                 728 Garden St.
                               Carlstadt, NJ 07072

--------------------------------------------------------------------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                December 5, 2007


     The Annual Meeting of shareholders of Tel-Instrument Electronics Corp, will be held at the Company's principal office, 728 Garden St., Carlstadt, NJ, on Wednesday, December 5, 2007 at 4:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1.   To elect six directors for one year terms.

          2. To ratify the appointment of BDO Seidman, LLP as the Company's Independent Registered Public Accounting firm for the fiscal year ended March 31, 2008.

          3. To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

     Shareholders of record at the close of business on October 29, 2007, are entitled to notice of, and to vote at, the meeting, or at any adjournment thereof.

     Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed proxy card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

     This Proxy Statement and the accompanying form of Proxy Card are being mailed beginning on or about November 2, 2007 to Stockholders entitled to vote. The Company's 2007 Annual Report on Form 10-K and quarterly report on Form 10-Q for the June 30, 2007 quarter, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy soliciting materials.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/  Harold K. Fletcher
                                            ------------------------------------
                                                 Harold K. Fletcher
                                                 Chairman of the Board

Carlstadt, NJ
November 2, 2007

                                TABLE OF CONTENTS
                                -----------------

INFORMATION CONCERNING SOLICITATION AND VOTING.................................4
   Proxies.....................................................................4
   Record Date and Outstanding Common Stock....................................4
   Voting and Solicitation.....................................................4
   Revocability of Proxies.....................................................5
   Householding of Proxy Materials.............................................5

PROPOSAL NO. 1 - ELECTION OF DIRECTORS.........................................6
   General.....................................................................6
   Vote Required...............................................................6
   Information Regarding the Nominees..........................................7

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES............................8
   Code of Conduct.............................................................8
   Audit Committee.............................................................8
   Compensation Committee......................................................9
   Nominating Committee........................................................9
   Compensation of Independent Directors......................................10
   Compliance with Section 16(a) of the Exchange Act..........................10

PROPOSAL NO. 2 -RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.............................................11
   Fees Paid to BDO Seidman, LLP..............................................11
   Audit Committee Pre-Approval Policy of Audit and Permissible
   Non-Audit Services.........................................................12
   Audit Committee Report.....................................................12

SECURITY OWNERSHIP............................................................14

EXECUTIVE COMPENSATION........................................................16

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATATION...................20

COMPENSATION COMMITTEE REPORT.................................................21

PERFORMANCE GRAPH.............................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................23

SHAREHOLDER PROPOSALS.........................................................24

                         Tel-Instrument Electronics Corp
                                 728 Garden St.
                               Carlstadt, NJ 07072

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                December 5, 2007

--------------------------------------------------------------------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING
                 ----------------------------------------------

Proxies
-------

     This Proxy Statement is furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp (the "Company") for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, December 5, 2007 at the Company's facilities at 728 Garden St., Carlstadt, NJ, or at any adjournment or postponement thereof. The Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 2007, and our Quarterly Report for the quarter ended June 30, 2007, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

     You may vote at the meeting in person or by proxy. We recommend that you vote by proxy, even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

     All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted for the election of the nominees for director named herein, and for the ratification of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2008. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting hereunder, will have discretion to vote on such matters in accordance with their best judgment. The Company is unaware of any matters which will be submitted to Shareholders for action, other than as stated in the Proxy card.

     The Notice of Annual Meeting, this Proxy Statement, and the related proxy card are first being mailed to shareholders on or about November 2, 2007.

Record Date and Outstanding Common Stock
----------------------------------------

     The Board of Directors has fixed the close of business on October 29, 2007, as the Record Date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 2,379,831 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation
-----------------------

     Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders are entitled to vote their shares for each proposal, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

     If your shares are held by a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of those shares held in "street name". If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the "Record Holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion on the election of directors and ratification of the independent auditors, but will not be permitted to vote on any other matters which may be submitted at the meeting, and your shares will be considered broker non-votes on these matters, if any.

     The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting. An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

     Proxies on which no specification has been made, including broker non votes, will be counted for quorum purposes and voted for the election of the nominees listed below, and the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm, and, if any, for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy. As of the date of this Proxy Statement, we are unaware of any other matters to be voted on. If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast "against" the proposal.

     Tel will pay the expenses incurred in connection with the solicitation of proxies, and we are soliciting proxies principally by mail. In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the record date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies
-----------------------

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by (a) executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp, 728 Garden St., Carlstadt, NJ 07072, Attn: Joseph P. Macaluso.

Householding of Proxy Materials
-------------------------------

     In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you share an address with another stockholder and receive only one set of proxy materials and would like to request a separate copy of these materials, please send your request to the Company, 728 Garden Street, Carlstadt, NJ 07072,
Attn: Joseph P. Macaluso.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS
                      -------------------------------------


General
-------

     The Board consists of six directors elected annually. The six director candidates named below have been nominated for one-year terms. Please see "Nominating Committee" below for the Company's nominating procedures.

     Each candidate currently serves as a director. None of the candidates, except Harold K. Fletcher, Chairman of the Board and CEO of the Company, Jeffrey O'Hara, President and COO of the Company, and Robert J. Melnick, Vice President, is employed by the Company. Directors are elected annually, and until their successors have been elected and qualified.

     Pursuant to the By-Laws, the directors may elect a director to fill a term until the following Annual Meeting of Shareholders, providing there is an opening.

     It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for each of the six nominees (unless authority is withheld). If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required
-------------

     The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the Board of Directors. The officers and directors, who own over 50% of the outstanding Common Stock (See "Security Ownership" below), have stated that they will vote their shares for the six nominees listed below. The Board of Directors recommends that shareholders vote FOR the nominees listed below. Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.



Information Regarding the Nominees
----------------------------------

                                                                                                 Director
         Name (age)                             Position                                           Since
         ----------                             --------                                           -----
         Harold K. Fletcher (1)                 Chairman of the Board,                             1982
           (82)                                 President and Chief
                                                Executive Officer of the
                                                Company since 1982;

         George J. Leon                         Director; Investment                               1986
           (63)                                 Manager and beneficiary of
                                                the George Leon Family Trust
                                                (investments) since 1993;

         Robert J. Melnick                      Director; Vice President of                        1998
           (73)                                 the Company since 1999; Marketing
                                                and Management Consultant for
                                                the Company since 1991;

         Jeffrey C. O'Hara, CPA (1)             Director; President since August 2007              1998
           (49)                                 Chief Operating Officer since
                                                since April 2006; and Vice President
                                                of the Company since August, 2005.
                                                Independent Financial Consultant
                                                from 2001; Chief  Financial
                                                Officer from 1999-2000
                                                of Alarm Security Group;

         Robert A. Rice                         Director; President and                            2004
            (52)                                Owner of Spurwink Cordage, Inc since
                                                1998 (textile manufacturing).


         Robert H. Walker                       Director; Member of Board of                       1984
            (71)                                Directors of Robotic Vision
                                                Systems, Inc. (RVSI), 1990-2005
                                                Executive Vice President of RVSI,
                                                1983-1998.


         (1) Mr. O'Hara is the son-in-law of Mr. Harold K. Fletcher.


------------------------------------
 Mr. O'Hara is the son-in-law of Mr. Fletcher.

                                                                                                      7

               CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES
               ---------------------------------------------------

     The Board of Directors is responsible for supervision of the overall affairs of the Company. The Board held 2 meetings during the fiscal year 2007 and each of the incumbent directors attended both meetings. The Company expects directors to attend all Board and Shareholder meetings. Three of the six Directors, Messrs Leon, Rice and Walker, are independent under Section 121(A) of the Rules of the American Stock Exchange (the "Amex").

     To assist it in carrying out its duties, the Board has delegated certain authority to committees. The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three Directors who are independent under Section 121(A) of the Rules of the Amex ("Amex Rules"). Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct
---------------

     The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years. In fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct, which we believe satisfies the rules recently promulgated by the SEC and the Amex. The Code applies to all employees, including our Chief Executive Officer, President and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, 728 Garden Street, Carlstadt, NJ 07072, Attn: Joseph P. Macaluso.

Audit Committee
---------------

     The Board of Directors established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is comprised of Messrs. Walker (chairman), Leon, and Rice. Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Securities Exchange Act of 1934, and Mr. Walker is a financial expert as defined in that act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years

     The Audit Committee is responsible for reviewing the Company's financial statements, overseeing the Company's accounting, audits, internal controls, and adherence to its Business Conduct Guidelines. The Committee also appoints and recommends to the Board of Directors the selection of the Company's independent registered public accounting firm and reviews and evaluates the independent registered public accountants' compensation, services performed, and procedures for ensuring its independence with respect to the Company. The Board of Directors has adopted the charter written for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement, and the Committee's report is set forth below.

     During fiscal 2007, the Audit Committee was composed of Messrs. Robert H. Walker, George J. Leon, and Robert A. Rice, who are not officers or employees of the Company, and all members of the Committee attended all 5 of the Audit Committee meetings. In the opinion of the Board, and as "independent" is defined under Amex Rules, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

Compensation Committee
----------------------

     The Compensation Committee, which consisted during fiscal 2007 of George J. Leon and Robert H. Walker, is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including Keyman incentive compensation and stock option grants, for management and employees. The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

     The Compensation Committee's Report is set forth below. The Compensation Committee met once during the 2007 fiscal year, and both members attended the meeting. Messrs. Leon and Walker are independent, as defined in the Amex Rules.

Nominating Committee
--------------------

     On September 29, 2004, the Board of Directors designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under Amex Rules, to act as a Nominating Committee of the Board pursuant to a "Procedures Resolution" adopted by the Board. A copy of this Procedures Resolution is attached to this Proxy Statement as Exhibit B.

     The Nominating Committee has continued the Company's past practice, of the independent directors meeting prior to the Annual Shareholder's Meeting, and at any other time appropriate, to consider candidates for nominees as directors.

     Candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment. In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company's business to changing needs in our society. In order to identify director candidates, the Committee relies on its and the Board's personal business experience and contacts, and its evaluation of any recommended candidates. The Committee does not intend to retain consultants to identify candidates, or to pay fees in this connection.

     The Board of Directors unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board or to director candidates recommended by Shareholders, because (a) the officers and directors own over 50% of the outstanding shares, (b) the remaining shares are limited and relatively widely held, and (c) Shareholders have not submitted recommendations or comments in the past. The Nominating Committee will consider any Shareholder communication and any recommendations, if made in accordance with the following paragraph, by Shareholders owning more than 5% of the outstanding stock for over 1 year, and will make its recommendations for nominees based on the criteria set forth above.

     If a shareholder (or shareholders), who has owned at least 5% of the outstanding Common Stock, for at least 1 year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2008 annual meeting, they may send their recommendation to the Company, Attention: Joseph P. Macaluso, not later than July 3, 2008. The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above. The Committee will consider shareholder recommendations, but is not obligated to submit the recommendations to the Board or the shareholders.

     The six candidates for Directors being submitted to Shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors
-------------------------------------

     Directors who are not employees or officers of the Company receive $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person meeting and $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee. During fiscal year 2007 non-employee directors received the following compensation pursuant to this plan.

------------------ -------------------- ---------------------- ---------
       Name         Cash Compensation    Option Awards ($)(1)   Total $
       ====         =================    ====================   =======
------------------ -------------------- ---------------------- ---------
  George J. Leon                $5,000                 $4,984    $9,984
------------------ -------------------- ---------------------- ---------
  Robert A. Rice                $4,375                 $4,155    $8,530
------------------ -------------------- ---------------------- ---------
 Robert H. Walker               $5,000                 $4,984    $9,984
------------------ -------------------- ---------------------- ---------


(1) Amounts in this column represent the fair value required by FASB 123R to be included in our financial statements for all options granted during fiscal year 2007.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

     The Company first became subject to Section 16(a) of the Securities Exchange Act of 1934 in February 2004, when its shares were listed for trading on the Amex. Section 16(a) requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock. For the fiscal year ended March 31, 2007, the Company believes, based on reports filed with it, that all required reports under
Section 16(a) have been filed.

           PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP
           -----------------------------------------------------------
                AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                ------------------------------------------------

     BDO Seidman, LLP currently serves as the Company's independent registered public accounting firm and that firm conducted the audit of the Company's consolidated financial statements for the fiscal years ended March 31, 2007, 2006 and 2005. The Audit Committee has appointed BDO Seidman, LLP to serve as its independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending March 31, 2008 and recommended to the Board that its appointment be submitted to the shareholders for ratification. The Board concurred with this appointment and with its recommendation. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

     A representative of BDO Seidman, LLP is expected to attend the meeting and will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.


Fees Paid to BDO Seidman

     For the fiscal years ended March 31, 2007 and 2006, professional services were performed by BDO Seidman, LLP, and fees were paid to it by the Company, as follows:

                                                 2007             2006
                                                 ----             ----

              Audit Fees and Expenses          $100,465         $ 89,170
              Audit-Related Fees                   --               --
                                               --------         --------
              Audit and Audit-Related Fees      100,465           89,170
              Tax Fees                             --               --
              All Other Fees                       --               --
                                               --------         --------
                        Total                  $100,465         $ 89,170
                                               ========         ========

Audit Fees. This category includes the audit of the Company's consolidated financial statements, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an auditing engagement.

Audit Related Fees.    No fees were paid in 2007 and 2006.

Tax Fees.   The Company paid no fees in this category to BDO Seidman in 2007 and
2006.

All Other Fees.   The Company paid no fees in this category in 2007 and 2006.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services
-------------------------------------------------------------------------------

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant. Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget. The auditor and management are required to report periodically to the Audit Committee regarding the extent of services performed and the amount of fees paid to date, in accordance with the pre-approval.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY WILL RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP. THE OFFICERS AND DIRECTORS, WHO OWN OVER 50% OF THE OUTSTANDING STOCK, HAVE STATED THAT THEY WILL VOTE THEIR SHARES FOR RATIFICATION. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.


Audit Committee Report
----------------------

Management has the primary responsibility for the financial reporting process including the Company's system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent auditors included on their report on the Company's financial statements, together with the procedures discussed below.

In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed with management the audited financial statements in the Company's Annual Report on Form 10-K, and reviewed with the independent registered public accounting firm, those audited financial statements as well as its judgments as to the quality, and acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. The Audit Committee has also discussed with the independent registered public accounting firm, the auditors' independence from management and the Company, including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by the Independence Standards Board No. 1, and has discussed the independent accountant's independence.

The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with auditing standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are in accordance with generally accepted auditing standards or that the Company's independent registered public accounting firm is in fact "independent".

The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2007, at which all members attended.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2007 be included in the Annual Report on Form 10-K for that year, for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee


         /s/  Robert H. Walker     /s/  George J. Leon     /s/  Robert A. Rice
         ---------------------     -------------------     -------------------
              Chairman

                               SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of October 5, 2007, of the Company's Common Stock, $.010 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee,
(iii) the named Officers, and (iv) all current directors and executive officers as a group.


                                             Number of Shares       Percentage
         Name and Address                    Beneficially Owned    of  Class (1)

         Named Directors and Officers

         Harold K. Fletcher, Director          580,102 (2)(3)         25.1%
         and Chief Executive Officer
         728 Garden Street
         Carlstadt, NJ 07072

         George J. Leon, Director              333,267    (4)         14.3%
         116 Glenview
         Toronto, Ontario, Canada M4R1P8

         Robert J. Melnick, Director            37,600    (5)          1.8%
         and Vice-President
         57 Huntington Road
         Basking Ridge, NJ  07920

         Jeffrey C. O'Hara, Director           143,200    (6)          6.2%
                     and President
         853 Turnbridge Circle
         Naperville, IL 60540

         Robert A. Rice, Director               88,600    (7)          3.8%
         5 Roundabout Lane
         Cape Elizabeth, ME 04107

         Robert H. Walker, Director             57,783    (8)          2.5%
         27 Vantage Court
         Port Jefferson, NY 11777

         Donald S. Bab, Secretary               82,034                 3.6%
         770 Lexington Ave.
         New York, New York 10021

         All Officers and Directors          1,369,699    (9)         56.8%
         as a Group (9 persons)

         (1) The class includes 2,379,831 shares outstanding plus shares outstanding under Rule 13d-3(d)(1) under the Exchange Act. The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named. The foregoing information is based on reports made by the named individuals.

         (2) Includes 24,681 shares owned by Mr. Fletcher's wife, and 4,254 shares owned by his son. Mr. Fletcher disclaims beneficial ownership of the shares owned by his wife and son.

         (3) Includes 9,000 shares subject to currently exercisable stock options owned by Mr. Fletcher. Mr. Fletcher also has convertible, subordinated Promissory Notes totaling $100,000. The Notes can be converted into common shares at the conversion price of $2.50 per share (see Certain Relationships and Related Transactions).

         (4) Includes 299,517 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary and 23,000 shares subject to currently exercisable stock options. Mr. Leon acts as manager of the trust assets pursuant to an informal family, oral arrangement and disclaims beneficial ownership of the shares owned by the Trust.

         (5) Includes 4,000 shares subject to currently exercisable stock options owned by Mr. Melnick.

         (6) Includes 27,500 shares subject to currently exercisable stock options owned by Mr. O'Hara.

         (7) Includes 5,600 shares subject to currently exercisable stock options owned by Mr. Rice.

         (8) Includes 23,000 shares subject to currently exercisable stock options owned by Mr. Walker.

         (9) Includes 111,700 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above).

EXECUTIVE COMPENSATION
----------------------

Compensation Discussion and Analysis

The following contains a description and analysis of compensation arrangements and policies for fiscal year 2007 for the executive officers named in the Summary Compensation table below. Such named executive officers are referred to as "NEO's".

The main elements of our compensation program are designed to support individual motivation and excellence, align executive interest with the interest of shareholders and recognize business and leadership results.

Tel is a small company and the three NEO's are critical to its business success. As a consequence, compensation of NEO's is also based on the overall business success of the Company as well as compensation paid by comparable companies, as reported in industry surveys, and available resources.

Compensation Committee

The Board of Directors established a Compensation Committee comprised of two independent directors, Messrs. George J. Leon and Robert H. Walker, to review compensation arrangements for NEO's and make recommendations to the full Board. The Committee considers recommendations from Management, except with respect to compensation of the CEO, as well as published information on compensation for similar positions in competitive businesses, the Company's results of operations for the fiscal year, and makes recommendations to the Board based on the foregoing information, and the compensation criteria set forth above.

Salary

Salaries set a baseline level of compensation to NEO's, and are intended to compensate them for carrying out duties and responsibilities of their position and for the business success of the Company. The Compensation Committee periodically reviews salary levels and adjusts them, as deemed necessary, but not necessarily annually. During the review and adjustment process, the Compensation Committee considers the matters discussed above.

The Compensation Committee reviews compensation for NEO's each year prior to the stockholders' annual meeting.

The Compensation Committee's review of the foregoing factors is subjective and the Committee assigns no fixed value or weight to any specific factors when making its decisions.

Stock Options

The Board of Directors believes that stock option participation aligns NEO's long-term interests with those of stockholders and allows them to share appreciation in the Company's common stock. When establishing stock option grants for NEO's, the Compensation Committee considers the individual's motivation and performance, the Company's business results, the level of other compensation paid, the stock and options owned, the stock grants made to other employees pursuant to the Company's Stock Option Plans (see Note 14 to Notes to Financial Statements), and the impact on stockholder profits and stock values.

Options granted to NEO's are consistent with the terms of options granted to other employees pursuant to the Employee Stock Option Plans. Mr. O'Hara's employment contract provides for the grant of 15,000 options.

----------------------------------

NEO's were not awarded any stock options in fiscal year 2007. Options granted to NEO's may be tax sheltered to the grantee, and their cost constitutes a current charge to the Company (see Notes 2 and 14 to the Financial Statements).

Incentive Plan

The Company has a key man incentive compensation program. Each year the Committee determines a percentage of operating profits to be distributed among senior employees, including NEO's. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance. The percentage of operating profits so determined is then distributed to senior employees, including NEO's, and to a category entitled "other", based on (a) the amount of the employee's base salary, (b) his contribution to the Company, (c) the results of that contribution, (d) an estimated amount of his "special effort" on behalf of the Company, (e) his technical expertise, leadership, and management skills, and (f) the level of the overall compensation paid employees performing similar work in competitive companies. No incentive awards have been made to the NEO's the last three fiscal years.

Other Benefits

The Company sponsors the Tel-Instrument Electronics Corp 401(k) Plan (the "Plan"), a tax qualified Code Section 401(k) retirement savings plan, for the benefit of its employees, including its NEO's. The Plan encourages savings for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the Plan. The Company makes matching contributions to the Plan. All NEO's can make contributions to the Plan. The NEO's also participate in group health and life insurance benefits generally on the same terms and conditions that apply to other employees.

CEO Performance and Compensation

Within the framework described above, the Compensation Committee evaluates performance of the CEO and determines the CEO's salary, bonus, and stock option grant. The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Corporation's business model. These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share, and total shareholder return; developing the long-term business strategy and assessing the effectiveness and execution of that strategy against the Corporation's financial performance; assuring the effectiveness of the Corporation's management development and succession planning process across the organization; ensuring that every business line develops and meets high standards of safety, health, and environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement on internal business controls; communicating effectively with all the Corporation's stockholders; and working effectively with the Board in the pursuit of all these objectives.

The Compensation Committee, in consultation with the other non-employee director, evaluates the performance of the CEO on an ongoing basis throughout the year in the course of regular meetings and interactions with the CEO, and during reviews of the Company's financial and operating results. The Compensation Committee also holds a formal meeting once a year to which all non-employee directors are invited to review the performance of senior executives, and to review progress on the executive's development and succession planning program.



EXECUTIVE COMPENSATION (Continued)
----------------------------------

The following table presents information regarding compensation of our principal executive officer, our chief operating officer, and our principal accounting officer for services rendered during fiscal years 2007, 2006 and 2005.

   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
      Name and Principal          Year      Salary ($)      Incentive        Option          All Other       Total
           Position                             (1)          ($) (2)       Awards ($)     Compensation $(3)   ($)
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
   Harold K. Fletcher, CEO (4)       2007       159,000             -0-            -0-               7,337   166,337
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
                                     2006       159,000             -0-            -0-               7,337   166,337
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
                                     2005       154,400             -0-         22,796               7,337   184,533
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------

   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
   Jeffrey  C. O'Hara, COO (5)       2007       108,000             -0-            -0-              13,345   121,345
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
                                     2006        75,600             -0-         28,157               4,996   108,753
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------

   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
   Joseph P. Macaluso,               2007        93,000             -0-            -0-               7,825   100,825
   Principal Accounting
   Officer
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
                                     2006        93,000             -0-            -0-               8,070   101,070
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------
                                     2005        90,300             -0-         16,137               7,807   114,244
   --------------------------- ------------ ------------- --------------- -------------- ------------------- --------

     (1) The amounts shown in this column represent the dollar value of base cash salary earned by each executive officer.

     (2) No incentives were made to NEO's in 2007, 2006, and 2005, and therefore no amounts. Amounts in this column represent the fair value required by FASB 123R to be included in our financial statements for all options granted during that year.

     (3) The amounts shown in this column represent amounts for medical and life insurance as well as the Company's match in the 401(k) Plan.

     (4) The Company previously issued several $50,000 principal amount notes to Mr. Fletcher, with due dates in consecutive fiscal years. At March
          31, 2007, two of these $50,000 face amount notes remained outstanding, due respectively on March 31, 2008 and March 31, 2009. The Notes bear interest at a rate of 4.5% per annum, payable semi-annually on the last day of September and March of each year. The Company is required to prepay the outstanding balance of the Notes and any accrued interest thereon, if the Company sells all or substantially all of its assets. The Notes can be converted into newly issued common shares of the Company at the conversion price of $2.50 per share. The conversion prices shall be adjusted for any stock dividends, stock issuances or capital reorganizations. The Notes may be redeemed by the Company prior to maturity upon giving written notice of not less than 30 days or more than 60 days at a redemption price equal to 120% of the principal if redeemed two years or more prior to the maturity date or 110% of the principal if redeemed more than one year, but less than two years prior to the maturity date. On March 31, 2007 and 2006, respectively, similar $50,000 notes due were converted into common stock. Each $50,000 note due was converted into 20,000 shares of the Company's common stock at $2.50 per share. The total principal amount of notes outstanding was $100,000 and $150,000 at March 31, 2007 and 2006, respectively. For the fiscal year ended March 31, 2007, Mr.
          Fletcher received $7,750 in interest related to the notes.

     (5) Mr. O'Hara serves pursuant to an employment contract which calls for an annual salary of $108,000, and for Mr. O'Hara to receive 15,000 stock options.

     (6) Robert J. Melnick, Vice President and director, serves pursuant to a consulting contract that provided $68,973, $81,720, and $97,432 in compensation for the fiscal years ended March 31, 2007, 2006 and 2005, respectively.

                                                                              18



EXECUTIVE COMPENSATION (Continued)
----------------------------------

Grants of Plan-Based Awards Table for Fiscal Year 2007

               No options were granted in fiscal year 2007 to NEO's.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth the outstanding stock option grants held by NEO's at the end of the 2007 fiscal year. The option exercise price set forth in the table is based on the closing price on the date of grant.


------------------------- ------------------------- ------------------------- --------------------- ---------------------
                            Number of Securities      Number of Securities
         Name              Underlying Unexercised    Underlying Unexercised
                                Options (#)               Options (#)            Option Exercise      Option Expiration
                                Exercisable              Unexercisable             Price ($)               Date
------------------------- ------------------------- ------------------------- --------------------- ---------------------

------------------------- ------------------------- ------------------------- --------------------- ---------------------
  Harold K. Fletcher               35,000 (1)                 --                     $2.31               08/19/07
------------------------- ------------------------- ------------------------- --------------------- ---------------------
                                   6,000                     9,000                   $3.74               12/08/09
------------------------- ------------------------- ------------------------- --------------------- ---------------------

------------------------- ------------------------- ------------------------- --------------------- ---------------------
   Jeffrey C. O'Hara               6,400                      --                     $2.00               12/11/07
------------------------- ------------------------- ------------------------- --------------------- ---------------------
                                   5,800                     2,600               $1.50 - $2.90      1/21/08 - 12/17/08
------------------------- ------------------------- ------------------------- --------------------- ---------------------
                                   4,500                     5,000               $2.75 - $3.70       1/15/09 - 12/8/09
------------------------- ------------------------- ------------------------- --------------------- ---------------------
                                   4,200                    14,300               $3.55 - $4.25       1/28/10 - 8/15/10
------------------------- ------------------------- ------------------------- --------------------- ---------------------

------------------------- ------------------------- ------------------------- --------------------- ---------------------
   Robert J. Melnick               4,000                     6,000                   $3.40               12/08/09
------------------------- ------------------------- ------------------------- --------------------- ---------------------

------------------------- ------------------------- ------------------------- --------------------- ---------------------
  Joseph P. Macaluso               4,000                     6,000                   $3.40               12/08/09
------------------------- ------------------------- ------------------------- --------------------- ---------------------

------------------------- ------------------------- ------------------------- --------------------- ---------------------

     (1)  Exercised in August 2007.

Options Exercised and Stock Vested During Fiscal Year 2007
----------------------------------------------------------

The following table sets forth the number of shares acquired upon exercising options awards by our NEO's during fiscal year 2007.
     ---------------------------- ----------------------- -------------------------------------
                                    Number of shares
                                      acquired on
     Name                              excercise             Value realized on exercise (1)
     ---------------------------- ----------------------- -------------------------------------
     Joseph P. Macaluso                  12,500                         $3,125
     ---------------------------- ----------------------- -------------------------------------
     Jeffrey C. O'Hara                    3,200                         $2,240
     ---------------------------- ----------------------- -------------------------------------


     (1) Value stated calculated by subtracting the exercise price from the market value at time of exercise.

Equity Compensation Plan Information
------------------------------------

In June 1998, the Board of Directors adopted the 1998 Stock Option Plan ("the
Plan") which reserved for issuance options to purchase up to 250,000 shares of its Common Stock. The shareholders approved the Plan at the December 1998 annual meeting. The Plan, which has a term of ten years from the date of adoption, is administered by the Board of Directors or by a committee appointed by the Board of Directors. The selection of participants, allotment of shares, and other

                                                                              19




conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board of Directors. Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant.
Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary. All options have been granted.

In May 2003, the Board of Directors of the Company adopted the 2003 Stock Option
Plan which reserved for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 1998 Plan. The shareholders approved this plan at the November 2003 annual meeting. All options have been granted.

In March 2006, the Board of Directors of the Company adopted the 2006 Stock
Option Plan which reserves for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 1998 and 2003 Plans. The shareholders approved this plan at the December 2006 annual meeting.

Additionally, at March 31, 2007 the Company has individual employment agreements with eight individuals which included the grant of 71,000 stock options with a weighted average exercise of $3.07 per hare. These employee contracts have been approved by the directors, but not by the shareholders, and were included as consideration for their employment. Since these options were granted under the Stock Option Plans, which were approved by the shareholders, they are included in the 381,650 shares in the second column of the following schedule.

The following table provides information as of March 31, 2007 regarding compensation plans under which equity securities of the Company are authorized for issuance.

         ----------------------------- ----------------------- ----------------------- -----------------------
                                                                                         Number of options
                                                                                        remaining available
                                       Number of securities      Weighted average       for future issuance
                                         to be issued upon       exercise price of         under Equity
                Plan category           exercise of options           options           Compensation Plans
         ----------------------------- ----------------------- ----------------------- -----------------------

         ----------------------------- ----------------------- ----------------------- -----------------------
             Equity Compensation
              Plans approved by
                shareholders                  381,650                  $3.08                  203,420
         ----------------------------- ----------------------- ----------------------- -----------------------
             Equity Compensation
            Plans not approved by
                shareholders                     -                       -                       -
         ----------------------------- ----------------------- ----------------------- -----------------------


                    Total                     381,650                  $3.08                  203,420
         ----------------------------- ----------------------- ----------------------- -----------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

     During fiscal 2007, the Compensation Committee was composed of Messrs. Leon and Walker, neither of whom was or is an officer or employee of the Company, and neither of whom had a material business relationship with, or a loan from, the Company.

     Both members were independent as defined under the Securities Exchange Act of 1934, and under Amex Rules. The Company has no compensation committee interlocks or insider participation to report.

                                                                              20

COMPENSATION COMMITTEE REPORT
-----------------------------

The Compensation Committee of Tel-Instrument Electronics Corp has reviewed and discussed with management the Compensation Discussion and Analysis immediately preceding this report. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement dated November 2, 2007.

November 2, 2007


Compensation Committee


George J. Leon, Chair
Robert H. Walker



                                PERFORMANCE GRAPH
                                ------------------




The following performance graph compares the five-year cumulative total return on the Company's Common Stock, to the S&P 500 Index, and to the S&P Electronics
Equipment Manufacturers, assuming $100 was invested on March 31, 2002, and that all dividends were reinvested. The Company did not pay dividends on the Common
Stock. These graphs are based on historical data and should not be considered indicative of future returns.


                            Comparison of Cumulative
                          Total Return To Shareholders
                      (Includes reinvestment of dividends)


                                                           Base                        INDEXED RETURNS
                                                          Period                         Years Ending
Company / Index                                            Mar02      Mar03       Mar04     Mar05      Mar06     Mar07
 ------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- --------
 TEL-INSTRUMENT ELECTRONICS CORP                            100       75.56       144.44    213.33     151.11    159.56

 S&P 500 INDEX                                              100       75.24       101.66    108.47     121.19    135.52

 S&P 500 ELECTRONIC EQUIPMENT MANUFACTURERS                 100       51.05       101.35     81.39     116.66    114.85
 ------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- --------



[GRAPHIC OMITTED][GRAPHIC OMITTED]


                                                                              22

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

The disclosures required by this item are contained in Note 11 to Notes to Consolidated Financial Statements included on pages 37 and 38 of the Annual Report on Form 10-K accompanying this document. Any corporate transaction which involves a related person must be approved by the independent directors as being fair and reasonable to the Corporation and its shareholders. Any such approval would be included in the minutes of the Board of Directors. There were no such transactions during the last fiscal year that would be required to be reported under Item 404 (b) of Regulation S-K promulgated by the Securities and Exchange Commission.

                             SHAREHOLDER PROPOSALS
                             ---------------------

Proxy Materials
---------------

     If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2008 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp, 728 Garden St., Carlstadt, NJ 07072, Attn: Joseph P. Macaluso, no later than July 3, 2008. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

Annual Meeting
--------------

     A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or a nomination, which the shareholder intends to submit at the annual meeting, 45 days before the anniversary of the date on the prior year's Proxy Statement. If the Company does not receive such written notice, prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board of Directors, in respect of such proposal or nomination.

     No shareholder proposals or notices were received in connection with the 2007 meeting.

     To be timely for the 2008 Annual Meeting, written notice must be received by the Company at the above address, prior to September 17, 2008.

         ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q
         ------------------------------------------------------------

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2007, and a copy of our quarterly report on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Joseph P. Macaluso at the Company address at 728 Garden Street, Carlstadt, NJ 07072.


                                            Sincerely,

                                            TEL-INSTRUMENT ELECTRONICS CORP



                                            /s/  Harold K. Fletcher
                                            -----------------------------------
                                                 Harold K. Fletcher
                                                 Chairman of the Board




         Carlstadt, New Jersey
         November 2, 2007

                                       TIC
                                 Tel-Instrument
                                Electronics Corp.


November 2, 2007

To Our Shareholders:

The past year has been both exciting and challenging as Tel works to: (1) finalize the design and testing of two new cutting edge test sets for the US Navy; (2) transition to a new senior management team in order to take the Company to the next level of revenues and profitability; and (3) maximize profitability during this product and management transition period. Despite many challenges, the Company has been making solid progress and the outlook for the Company remains very positive.

Navy Contracts
--------------

In March 2005, Tel was awarded the US Navy AN/USM-708 (CRAFT) contract for a multi-functional flight-line test set. This unit combines the function of five different test sets into one and is the only Mode 5 IFF ("Identification, Friend, or Foe") flight-line test unit now under government contract. Despite ongoing changes in the Mode 5 technology and limited hardware availability for design validation, Tel has successfully demonstrated Mode 5 testing capability to the Navy and is preparing to ship several IFF/Mode 5 prototype variants of the AN/USM-708 to other military services later this calendar year. The AN/USM-708 engineering hardware design has been largely completed and the fabrication of 15 pilot production units is now in process. The Company still has to finalize some non-IFF software and conduct systems integration testing. These units are currently scheduled to undergo design validation testing and Navy TECHEVAL next summer with production currently scheduled to begin late in the 2008 calendar year or early 2009. The Navy has options for up to 750 AN/USM-708 units which, if exercised, would add about $14 million to Tel's backlog and to projected revenues over a several year period. The Navy has also announced plans to potentially purchase up to 450 additional units on a sole source basis. Given the unique nature of the design, this unit could also generate significant sales to other military customers, both domestically and overseas.

In July 2006 Tel was awarded a second major U.S. Navy contract for an Intermediate Level TACAN Test Set AN/APM-206 (ITATS). This contract has options for approximately 150 units with a total value of over $12 million; the initial work authorization was $4.4 million. Tel will be working with an engineering sub-contractor on this project and this program will entail substantially less Tel engineering effort than the AN/USM-708. The development work remains on schedule with pilot production expected to take place next summer and production expected to commence following Navy TECHEVAL. Given the unique nature of the design, this unit could also generate significant sales to other military customers, both domestically and overseas.

Management Team
---------------

A primary focus area for the Company over the last several years has been to upgrade Tel's senior management team and allow for the orderly transitioning of responsibilities to this new team. The objective has been to assemble a talented team that can drive significant revenue growth, and position the Company for sustained and increasing profitability and shareholder value. This effort has been spearheaded by Jeff O'Hara who was appointed President and Chief Operating Officer earlier this year. Jeff has assembled a solid team that is led by Marc Mastrangelo who was recently promoted to the position of Vice President of Manufacturing. It also includes significant new hires in Marketing, Engineering, Quality and Program Management. The hiring of Chris Allen as Director of Business Development from Aeroflex was a significant coup for the Company. Chris has a long history of selling avionic products to the U.S. military and his marketing skills and customer contacts are already bearing fruit. Tel also hired Dr. Ken Filardo as Director of Engineering earlier this year. Ken has a 25 year history in avionics at Aeroflex and JcAir and has a broad knowledge base in avionics. Finally, Tel hired Bob Herbaugh as the AN/USM-708 Program Manager. Bob has 30 years of program management experience and his expertise has significantly augmented Tel's capabilities in this area.

Financial Results
-----------------

Enclosed is the Company's Annual Report to the SEC on Form 10-K for the fiscal year ending March 31, 2007 (FY07). FY07 sales declined substantially to $7.7 million from $11.2 million in the prior fiscal year. The net loss before taxes increased to $1.26 million versus a pre-tax loss of $583,000 in the prior year. Profitability was negatively impacted by the sharp decline in revenues, which was largely attributable to a downturn in large military orders and shipments, and by record R&D charges related primarily to the AN/USM-708 engineering program.

With the new marketing talent on board and continued improvements in the Company's legacy products, Tel's financial situation should be much improved during fiscal year 2008. As detailed in the Company's enclosed Quarterly Report on Form 10-Q for the three months ending June 30, 2007, first quarter sales increased to $2.9 million versus $1.76 million in the prior year. This increase was attributable to higher military and commercial revenues as well as the commencement of the AN/APM-206 program. The pre-tax loss narrowed to approximately $139,000 versus a pre-tax loss of $452,000 in the year ago period. Backlog, as of June 30, 2007, was approximately $8.7 million as compared to $4.3 million in the year earlier period. This improvement in revenues and profitability versus last year is expected to continue for the balance of the current fiscal year.

At June 30, 2007, the Company had positive working capital of $4,080,177, as compared to $4,302,369 at March 31, 2006. The Company's credit agreement with Bank of America remains at $1,750,000, against which $350,000 has been drawn down. The bank has agreed to extend the credit agreement until September 30, 2008 but does include a new borrowing base calculation tied to working capital. As of September 30, 2007, remaining availability under this modified line is approximately $700,000. Based upon its working capital, backlog, and credit agreement, management believes the Company has adequate funding for its operations for at least the next 18 months.

Research and Development
------------------------

In recent years, Tel's product design effort has been focused increasingly on the AN/USM-708, the AN/APM-206, evolving the T-47 family, and on refining our other "legacy" products. While Tel's R&D funding has been well above historical levels in terms of both dollars and percentage of revenue, Tel's decision to self fund the Mode 5 development has returned the Company to the forefront of the IFF testing industry. The outlay required to complete the AN/USM-708 has been significant and will continue at historically high levels through the balance of this fiscal year. Tel is planning to develop product variants of the AN/USM-708 such as the TR-420 IFF/Mode 5 Test Set which will be shipped to military customers later this year. Tel believes that the AN/USM-708 technology will have a number of other applications that will serve to broaden our core avionics market. While no assurances can be given for any new products, management believes they will be leading edge products which should do well in the competitive marketplace.

Shareholder Relations
---------------------

The Company has continued to issue press releases covering quarterly earnings and other significant events. As previously reported, TIC began trading on the AMEX in February, 2004. Closing prices in the AMEX market (symbol: TIK) during the second quarter of calendar year 2007 ranged between $3.50 and $3.85 per share. Management continues to believe the stock price does not reflect Tel's true value and the decision was made last year to suspend all investment banking activities until the successful roll-out of the AN/USM-708 product.

The Board of Directors and Company management wish to thank you for your continued support and we hope to see you at the Annual Shareholder meeting at Tel on December 5, 2007. Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed Proxy, and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your Proxy and vote personally on any matters properly brought before the annual meeting.

Sincerely,


/s/  Harold K. Fletcher                     /s/  Jeffrey C. 'Hara
-----------------------------               -----------------------------
     Harold K. Fletcher,                         Jeffrey C. O'Hara,
     Chairman, and CEO                           President and COO

                                                                       EXHIBIT A

October 23, 2002

                        TEL-INSTRUMENT ELECTRONICS CORP.

                             AUDIT COMMITTEE CHARTER

     This Charter shall be reviewed, updated and approved by the Board of Directors of Tel-Instrument Electronics Corporation (the "Company") on an annual basis or as the Board otherwise deems appropriate.

Mandate

     The Audit Committee of the Board of Directors shall be responsible for assisting the Board in overseeing the Company's accounting and financial-reporting process, and the audits of its financial, statements. The Committee shall be directly responsible for the appointment, compensation and oversight of the independent public accountant employed by the Company (including resolution of disagreements between Management and the accountant regarding financial reporting) for the purpose of preparing and issuing an audit report and each such independent accountant shall report directly to the Audit Committee.

     The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, including complaints, anonymous or otherwise, from employees.

     The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company's independent accountants and Chief Executive Officer and Chief Financial Officer.

     In. the exercise of its oversight, the Committee is not responsible for preparing the Company's financial statements, planning or conducting audits or determining that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Such duties remain the responsibility of Management and the Company's independent accountant. In discharging its oversight role, the Committee is empowered to investigate any matter within its mandate, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership

     The Audit Committee is a standing committee of the Board of Directors and shall consist of at least three directors, appointed annually by the Board, all of whom "independent" as defined in the Sarbanes-Oxley Act of 2002 (the "Act") and are generally knowledgeable in financial, and accounting matters, including at least one member who shall be a "financial expert" as defined in Rules of the S.E.C. to be promulgated. A member shall be deemed a "financial expert" if, through education and experience as a public accountant or accountant or a principal financial officer, controller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, he or she has:

          (1) an understanding of generally accepted accounting principles and financial statements;

          (2)  experience in --

               (A) the preparation or auditing of financial statements of generally comparable issuers; and

               (B) the application of such principles in, connection with the accounting for estimates, accruals, and reserves;

          (3)  experience with internal accounting controls; and

          (4)  an understanding of audit committee functions.

     The Board shall appoint one member as Chair, who shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making assignments, and reporting to the full Board.

Meetings

     Meetings shall be held at least once a year. Special meetings may be convened as required. Meetings shall be held at such time and place, and upon such notice, as the Chair may from time to time determine. Meetings of the Audit Committee may be in person or by conference call in accordance with the By-Laws of the Company. A quorum for any meeting will be a majority of its members, and action may be taken by approval if a majority of a quorum. The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee. Except as specifically provided in the Charter, the provisions of the By-Laws with respect to Committees of the Board of Directors shall apply to the Audit Committee,

Responsibilities

     To best carry out its responsibilities, the Committee's policies and procedures should remain flexible in order to address changing conditions and should take into account the size of the Company and the degree of complexity in its accounting policies and procedures. Specific responsibilities of the Committee include:

1.   Appointment of the independent accountant.

     a. Select, evaluate and recommend the appointment of the independent accountant to be ratified by the shareholders to audit the Company's financial statements, or where appropriate, the replacement of the independent accountant, and approve the compensation of, and retention agreement with the independent accountant for audit services.

     b. Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

     c. Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the Company and actively engage in dialogue with the independent accountant regarding matters that might reasonably be expected to affect its independence.

     d. Pre-approve all audit and non-audit services to be provided by the independent accountant. The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

2.   Review and approve the audit activities at the Company.

          Meet with the independent accountant and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review such audit, including any comments or recommendations of the independent accountant.

3.   Review financial results.

     a. Prior to the release of the Company's unaudited quarterly financial results, review the results with Management and the independent accountant.

     b. Ensure that the independent accountant conducts a SAS 71 ("Interim Financial Information") review prior to the filing of the Company's Form 10-Q.

     c. Prior to the release of the Company's fiscal year end operating results, review and discuss with Company Management and the independent accountant the audited financial results for the fiscal year, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements.

     d. At least annually discuss with the independent accountant the matters described in SAS 61 ("Communications with Audit Committees").

     e. Review with Management and the independent accountant the Company's critical accounting policies and the disclosure regarding those policies in the Company's periodic filings with the S.E.C.

4.   Review systems and reports.

     a. Review with senior Management and the independent accountant the Company's accounting and financial system internal controls, and their adequacy and effectiveness.

     b. Review and discuss the audited financial statements with Management and, if appropriate, the independent accountant, prior to recommending the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K

     c. Provide sufficient opportunity for the independent accountant to meet with the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent accountant's evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent accountant received during the course of the audit and quarterly reviews.

5. Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

6. Regularly prepare minutes of all meetings and report its activities to the Board of Directors.

7. Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

8. Perform such other specific functions within its mandate as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

     The Company's Chief Financial Officer will be Management's primary liaison to the Committee. The Committee will have access to financial information and resources it deems necessary for it to properly carry out is duties.

                                                                       EXHIBIT B


                         TEL-INSTRUMENT ELECTRONICS CORP

                              Nominating Procedures


I.       Purpose

         The Company Directors who are independent under American Stock Exchange Rule 40l ("Committee") shall meet separately and (i) identify individuals qualified to become directors and recommend them to the Board as nominees for submission to shareholders, (ii) advise the Board with respect to Board composition, compensation, procedures and committees; and (iii) oversee the evaluation of the Board.

II.      Organization

         The Committee is expected to have an independent view regarding the affairs of the Company and its management.

         The Committee's chairman shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairman by vote of the majority of the full Committee. The Company's Secretary shall act as secretary of the Committee, and will take and distribute minutes of the Committee's proceedings.

III.     Structure and Meetings

         The Committee will generally meet at least once a year and may hold as many additional meetings as it deems necessary to discharge its functions. The chairman of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of meetings and the agenda of items to be addressed at each meeting. The chairman will ensure that the agenda for each meeting is circulated in advance of the meeting. The Committee shall make regular reports to the Board.

IV.      Responsibilities

         The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

         1. Recommend to the Board qualified candidates for election and re-election to the Board, including the slate of directors proposed by the Board for election by stockholders at the annual meeting. Candidates shall be chosen with a view to bringing to the Board the best qualified individuals having (a) the desired experience and background, including experience in business, finance, technology, or administration, (b) familiarity with the Company, its technology, business and industry, (c) any qualifications which the Board shall specify and (d) appreciation of the relationship of the Company's business to changing needs in our society. Director candidates must further be willing to devote the time required to serve. Any new candidate proposed by the Committee shall be discussed with and receive concurrence from the Board prior to the Chairman of the Board extending a formal invitation to the candidate to join the Board;

         2. Evaluate the suitability of candidates;

         3. Recommend to the Board a policy with respect to shareholder nominations, and to implement any such policy adopted by the Board;

         4. Review and make recommendations to the Board on all matters concerning directors, including retirement policies and compensation for non-employee directors;

         5. Annually review and evaluate the Committee's own performance;

         6. Annually review the Board's performance and provide such assessments to the Board;

         7. Perform any other activities consistent with this Charter, the Company's By-Laws and governing law as the Committee or the Board deems appropriate.

V.       Committee Resources

         The Committee shall have the authority (a) to obtain advice and seek assistance from internal and external legal, accounting and other advisors; (b) to retain and terminate any third party or consultant, including search firms used to identify director candidates, used to assist in the performance of its duties, and (c) to determine the extent of reasonable and necessary compensation to any consultant retained to advise the Committee, and (d) set other consultant retention terms. The Company shall provide all funding deemed reasonable and necessary for such consultants and resources.

                        TEL-INSTRUMENT ELECTRONICS CORP.

                                      PROXY

                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 5, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     The undersigned hereby appoints Harold K. Fletcher and Jeffrey C. O'Hara each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Tel-Instrument Electronics Corp., that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on December 5, 2007 or any adjournment thereof, upon such business as may properly come before the meeting, including the necessary items set forth below:

     1.   ELECTION OF DIRECTORS:

           NOMINEES RECOMMENDED BY THE DIRECTORS:  Harold K. FIetcher;
           George J. Leon; Jeffrey C. O'Hara; Robert J. Melnick; Robert A. Rice; Robert H. Walker

           Mark One Box Only:
           ------------------

|_|        FOR ALL NOMINEES (except as marked to the contrary below); or


|_|        WITHHOLD AUTHORITY to vote for all Nominees.

           To withhold authority to vote for an individual Nominee, write that Nominee's name in the space below:


     2. RATIFY APPOINTMENT BY THE COMPANY OF BDO SEIDMAN, LLP AS THE REGISTERED INDEPENDENT PUBLICE ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR

             |_|    For          |_|  Against               |_|   Abstain



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     Dated: ____________________________, 2007




                                     __________________________________________
                                     Signature



                                     __________________________________________
                                     Signature if held jointly






               (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE)